AS FILED:December 13, 2002                                SEC FILE NO. 000-25843

                     U.S. SECURITIES AND EXCHANGE COMMISSION


                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                        UNDER THE SECURITIES ACT OF 1933

                             SCIENTIFIC ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                   NEVADA                            87-0570975
       (State or other jurisdiction of              (IRS Employer
       incorporation or organization)             Identification No.)

             630 NORTH 400 WEST
            SALT LAKE CITY, UTAH                         84103
  (Address of Principal Executive Offices)            (Zip Code)

            SUPPLEMENTAL EMPLOYMENT AGREEMENT-PRESIDENT AND DIRECTOR
      SUPPLEMENTAL EMPLOYMENT AGREEMENT-SECRETARY / TREASURER AND DIRECTOR
                   SUPPLEMENTAL EMPLOYMENT AGREEMENT-DIRECTOR
                            (Full title of the plan)

                                TODD B. CROSLAND
                               630 NORTH 400 WEST
                            SALT LAKE CITY, UT 84103
                     (Name and address of agent for service)

                                 (801) 359-2410
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================================= ============== ==================== ==================== =================
                                                                                   Proposed
                                          Amount to be        Proposed              Maximum
          Title of securities              Registered     maximum offering    Aggregate offering      Amount of
            to be registered                                  price per              price         Registration fee
                                                             share(1)(2)
----------------------------------------- -------------- -------------------- -------------------- -----------------
common  stock,   $0.001  par  value  per  8,000,000             $0.01         $80,000              $7.36
share ("Common Stock")

========================================= ============== ==================== ==================== =================

 (1) Pursuant to rules 457(h) and 457(c) of the Securities Act of 1933, the proposed maximum offering price per share for the purpose of calculating the registration fee is the average of the bid and asked price of the Common Stock as of December 11, 2002.
(2) On Wednesday, December 11, 2002, the board of directors established fair market value for the shares of the Company, for the purposes of determining the registration fee and the compensation received by the employees, at $0.01 per share, the market price on that day.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



                     INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents filed with the Securities and Exchange Commission (the "Commission") by Scientific Energy, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Prospectus:

         (1) The annual report of the Company on form 10-KSB for the year ended December 31, 2001;

         (2) The quarterly report of the Company on form 10-QSB for the quarters ended March 31, 2002, March 31, June 30, 2001 as amended May 3, 2002 and September 30, 2002; and

         (4) The description of the Common Stock of the Company contained in its registration statement on form 10-SB filed April 22, 1999, effective within 60 days thereafter, and amended September 10, 1999, in the section entitled "Description of Securities" contained on page 24 of the Company's amended registration statement Commission file no. 000-25843.

         All other documents filed by the Company pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


         The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the general corporation law of the state of Nevada. This summary is qualified in its entirety by reference to the text thereof.

         The general corporation law of Nevada permit the articles of incorporation of the Company to limit or eliminate the personal liability of directors for damages for breaches of their fiduciary duty, unless the director has engaged in intentional misconduct, fraud, or a knowing violation of law, or paid a dividend in violation of the Nevada Revised Statutes. The articles of incorporation of the Company provide for such indemnification.

         The  general   corporation   law  of  Nevada  permit  the  articles  of
incorporation of the Company to further provide for the indemnification of officers and directors for certain civil liabilities, including liabilities arising under the Securities Act. The articles of incorporation of the Company provide for such indemnification. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1934, and is, therefore, unenforceable.

                                    EXHIBITS

                     SEC
  Exhibit         Reference
    No. No. Description Location
-------------    -------------    --------------------------------------------------------------    -----------------

    5.01              5           Letter opinion, including consent, of Kruse, Landa &              This Filing
                                  Maycock, L.L.C., regarding legality of Common Stock to be
                                  issued pursuant to the Registration Statement.

   23.01              23           Consent of Robison, Hill & Co., current independent              This Filing
                                  auditors for the Company

   23.02              23          Consent of Kruse,  Landa & Maycock,  L.L.C.,  counsel for the     See Item 5 above
                                  Company

   24.01              24          Powers of Attorney                                                See signature
                                                                                                    page to
                                                                                                    Registration
                                                                                                    Statement


                                  UNDERTAKINGS


REGULATION S-K

         POST-EFFECTIVE AMENDMENTS [ITEM 512(A)]

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE [ITEM 512 (B)]

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         FILING OF REGISTRATION STATEMENT ON FORM S-8 [ITEM 512(H)]

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 11th day of December, 2002.

                    SCIENTIFIC ENERGY, INC.

                    By //s// Todd B. Crosland
                    ------------------------------------------------------------
                    Todd B. Crosland, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Todd B. Crosland, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 11th day of December, 2002.

   //s// Todd B. Crosland
  --------------------------------------------------------------
  Todd B. Crosland
              Director, President and Chief Executive Officer

   //s// Jana K. Meyer
  --------------------------------------------------------------
  Jana K. Meyer
          Director and Secretary

   //s// Mark Clawson
  --------------------------------------------------------------
  Mark Clawson
          Director





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